UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 10, 2008

TERRA NOVA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Texas	000-24057	75-2375969
(State of Incorporation)	(Commission File No.).	(I.R.S. Employer Identification No.)

100 South Wacker Drive, Suite 1550 Chicago, IL 60606
(Address of Principal Executive Offices, including Zip Code)

(312) 827-3600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

             On June 9, 2008, Terra Nova Financial Group Inc. ("TNFG"), as the sole shareholder of its wholly owned subsidiary Terra Nova Newco Inc., an Illinois corporation ("Newco"), approved an amendment and restatement of the Articles of Incorporation and Bylaws (the "Amendments") of Newco in anticipation of the consummation of the reincorporation merger approved by the stockholders of TNFG at the May 23, 2008 annual meeting. Pursuant to the reincorporation merger, TNFG will merge with and into Newco to reincorporate TNFG in the State of Illinois. The Reincorporation Agreement and Plan of Merger provides that the articles of incorporation and bylaws of Newco will remain the articles of incorporation and bylaws of the surviving corporation upon consummation of the reincorporation merger. The rights of our stockholders following the consummation of the reincorporation merger will be governed by the amended and restated Newco articles of incorporation and bylaws as well as the Illinois Business Corporation Act of 1983 ("IBCA").

             The Amendments conform the voting requirements regarding the election of the directors to the provisions of the IBCA by deleting provisions providing for the election of Newco's directors by a plurality vote. Upon the consummation of the reincorporation merger, pursuant to the Reincorporation Agreement and Plan of Merger, directors of Newco (which will then have changed its name to Terra Nova Financial Group, Inc.) must be elected by a majority of the common shares present in person or represented by proxy at the meeting at which directors are to be elected.

             The foregoing description of the Amendments is qualified in its entirety by reference to the full text of the amended and restated Articles of Incorporation and bylaws, copies of which are attached as Exhibit 3.1 and 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

              (d)       Exhibits.

Exhibit No.	Document
3.1	Amended and Restated Articles of Incorporation of Terra Nova Newco, Inc.
3.2	Bylaws of Terra Nova Newco, Inc. dated as of June 9, 2008

SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TERRA NOVA FINANCIAL GROUP, INC. (Registrant)

By: /s/ Michael G. Nolan
Michael G. Nolan, Chief Executive Officer
Date: June 10, 2008

EXHIBIT INDEX

Exhibit No.	Document
3.1	Amended and Restated Articles of Incorporation of Terra Nova Newco, Inc.
3.2	Bylaws of Terra Nova Newco, Inc. dated as of June 9, 2008